UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Jules B. Kroll from the Board of Directors

On December 13, 2010, Jules B. Kroll resigned from the Board of Directors of Cowen Group, Inc. (the “Company”), effective immediately, in order to avoid any potential or perceived conflicts of interest arising as a result of his newly founded rating agency.

Resignation of David M. Malcolm from the Board of Directors

On December 15, 2010, in connection with entering into a letter agreement with the Company to resign as Chairman of Cowen and Company, LLC and to serve as a Senior Advisor, as described below, David M. Malcolm, Chairman of Cowen and Company, LLC, the Company’s broker-dealer subsidiary, resigned from the Company’s Board of Directors and from the Company’s Executive Management Committee and Operating Committee, effective immediately.

(e) Letter Agreement with David M. Malcolm

On December 15, 2010, in connection with Mr. Malcolm’s resignation from the Board of Directors, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Malcolm, which supersedes any and all of Mr. Malcolm’s prior employment agreements and letters relating to Mr. Malcolm’s employment, including Mr. Malcolm’s employment letter agreement, dated as of June 3, 2009, as amended by letter dated July 19, 2010, with LexingtonPark Parent Corp. (n/k/a Cowen Group, Inc.) previously filed by the Company with the SEC.  Pursuant to the Letter Agreement, Mr. Malcolm has agreed to retire from his full time duties with the Company effective February 1, 2011 (the “Effective Date”), at which time, and continuing for sixty (60) months from such date (the “Term”), the Company shall employ Mr. Malcolm as a Senior Advisor.  Pursuant to the Letter Agreement, Mr. Malcolm will be entitled to a bonus for calendar year 2010 equal to $608,000, as well as a base salary of $650,000 per annum, commencing from the Effective Date until the second anniversary of the Effective Date, and $400,000 per annum, commencing from the second anniversary of the Effective Date until the fifth anniversary of the Effective Date, and continued eligibility to participate in the Company’s medical plans during the Term. The Letter Agreement also includes customary restrictions on the disclosure of confidential information, non-solicitation (which survives for two years following the end of the Term), and non-competition (which survives for one year following the end of the Term).

The description of the letter agreement contained herein is qualified in its entirety by reference to the actual letter agreement filed herewith as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
10.1	Letter Agreement with David M. Malcolm, dated December 15, 2010, by and between David M. Malcolm and Cowen Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: December 16, 2010	By:	/s/ Owen S. Littman
		Name:	Owen S. Littman
		Title:	General Counsel